Preferred Apartment Communities, Inc. Reports Results for Third Quarter 2011
Atlanta, GA, November 7, 2011

Preferred Apartment Communities, Inc. (AMEX: APTS) today reported results for the quarter ended September 30, 2011.  Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period.

"We are pleased with our results for the third quarter, the first full quarter of operations since going public April 5, 2011, where we reported Cash Available for Distribution of $0.150 per share" said John A. Williams, Preferred Apartment Communities' President and CEO.  Williams added, "Given our performance expectations for the fourth quarter, we currently believe that our Cash Available for Distribution again will be sufficient to cover our projected dividend for the fourth quarter of 2011.  We are especially pleased with total property revenue growth of approximately 4.0% and total property net operating income growth of approximately 4.3%, both in the third quarter over our pro forma second quarter results."

Third Quarter 2011

The Company reported that both Cash Available for Distribution, or CAD, and Adjusted Funds from Operations, or AFFO, were approximately $774 thousand, or $0.150 per share, for the third quarter 2011.

For the third quarter 2011, the Company reported Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of approximately $717 thousand, or $0.139 per share.

The Company reported total property revenues increased approximately 4% in the third quarter over the pro forma second quarter results.  The Company also reported total property net operating income, or NOI, grew approximately 4.3% in the third quarter over the pro forma second quarter results.  The pro forma second quarter results referenced above assume the Company acquired all three multifamily communities on April 1, 2011.

AFFO is calculated by beginning with FFO and eliminating certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance.  CAD is calculated by beginning with AFFO and adjusting for certain REIT establishment costs that impact the Company's determination of the amount of funds it has available for distribution to its stockholders.  NOI is calculated as rental and other revenues from our three acquired multifamily communities, less property operating and maintenance expenses, property management fees, real estate taxes, and property insurance.  A reconciliation of net loss attributable to the Company to FFO, AFFO, CAD and NOI is included in the financial tables accompanying this press release on our website.

For the third quarter of 2011, the Company reported a net loss of $0.56 per share.

Unit Offering

On September 1, 2011, we filed a registration statement, which has been subsequently amended, with the SEC offering a minimum of 2,000 and a maximum of 150,000 Units, with each Unit consisting of one share of our series A redeemable preferred stock, or Preferred Stock, and one warrant, or Warrant, to purchase 20 shares of our common stock, par value $.01 per share, or Common Stock and are immediately separable and will be issued separately.  The price per Unit is $1,000.  The Preferred Stock will rank senior to the Common Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution and winding up. Holders of the Preferred Stock are entitled to receive, when and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Preferred Stock at an annual rate of six percent (6%) of the Stated Value, which is $1,000.  Dividends on each share of Preferred Stock will begin accruing on the date of issuance. The Warrant is exercisable by the holder at an exercise price of 120% of the current market price per share of the Common Stock on the date of issuance of such warrant with a minimum exercise price of $9.00 per share.  The current market price per share is determined using the volume weighted average closing market price for the 20 trading days prior to the date of issuance of the Warrant. The Warrants are not exercisable until one year from the date of issuance and expire four years from the date of issuance.

Marketing and Branding

We continued the successful rollout and implementation of our PAC Concierge, PAC Rewards and PAC Partners programs. We currently anticipate that all of these programs will be fully implemented at all of our communities by the end of 2011.

Quarterly Dividend on Common Stock

On August 4, 2011, the Company declared a quarterly dividend on its Common Stock of $0.125 per share for the third quarter 2011.  The dividend was paid on October 17, 2011 to all common stockholders of record as of September 30, 2011.

Fourth Quarter 2011 CAD per Share Guidance

We project our CAD to be in the range of $0.135 - $0.15 per share for the fourth quarter 2011, which reflects an increase from our initial guidance of $0.125 - $0.14 per share.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, November 8, 2011 at 11:00 a.m. Eastern Time.  To participate in the conference call, please dial in to the following:

Live Conference Call Details

Domestic Dial-in Number:  (800) 860-2442
International Dial-in Number:  (412) 858-4600
Company: Preferred Apartment Communities, Inc.

Date:  Tuesday, November 8, 2011
Time:  11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' quarterly conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com.  Please visit the Investor section of our website and then click on the "Upcoming Webcasts" link to listen to the call.  A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archives.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position.  This Supplemental Financial Data is considered an integral part of this earnings release and is available on the Company's website at www.pacapts.com under "Investors: Financials", or by contacting Leonard A. Silverstein in Investor Relations at 1-770-818-4147.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States.  As part of our property acquisition strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of these properties.  As a secondary strategy, we may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets.  Preferred Apartment Communities intends to elect and qualify as a real estate investment trust for U.S. federal income tax purposes, commencing with our tax year ending December 31, 2011.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, AFFO and CAD. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds From Operations

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under GAAP in order to better assess these vehicles’ liquidity and cash flows.  FFO is one of the most commonly utilized Non-GAAP measures currently in practice.  In its 2002 "White Paper on Funds From Operations", the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability.  The NAREIT definition of FFO (and the one we report) is:

Net income/loss:

•	Excluding impairment charges and gains/losses from sales of property;
•	Plus depreciation and amortization of real estate assets; and
•	After adjustments for unconsolidated partnerships and joint ventures

Not all companies necessarily utilize the standardized NAREIT definition of FFO, and so caution should be taken in comparing our reported FFO results to those of other companies.  Our FFO results are comparable to other companies that follow the NAREIT definition of FFO and report these figures on that basis.  FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe to be net loss attributable to the Company.

Adjusted Funds From Operations

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance.  There is no industry standard definition of AFFO and practice is divergent across the industry.  We calculate AFFO as:

FFO plus:
•	Acquisition costs;
•	Organization costs;
•	Directors and executive fees and expenses paid in stock;
•	Amortization of loan closing costs;
•	REIT establishment costs;
•	Depreciation/amortization on non-real estate assets; and
•	Net mezzanine loan fees received
Less:
•	Non-cash mezzanine loan interest income; and
•	Recurring capital expenditures

AFFO figures we report are not necessarily comparable to those reported by other companies.  AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which the Company believes is net loss attributable to the Company.

Cash available for Distribution

We calculate CAD by reversing the AFFO adjustment for REIT establishment costs.  These costs include one-time exchange listing fees and other miscellaneous expenses.  CAD is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which the Company believes is net loss attributable to the Company.

Property Net Operating Income (“NOI”)

We calculate NOI as rental and other revenues from our three acquired multifamily communities, less property operating and maintenance expenses, property management fees, real estate taxes, and property insurance. Management believes NOI provides a useful measure of gauging the financial performance of individual properties and their contributions to the Company’s consolidated results of operations.  NOI is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which the Company believes is net loss attributable to the Company.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:  Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.

Additional discussions of risks and uncertainties appear in our filings with the Securities and Exchange Commission, including our final prospectus dated March 31, 2011 and filed with the Securities and Exchange Commission on April 4, 2011, and the preliminary prospectus included in our registration statement on Form S-11 initially filed with the Securities and Exchange Commission on September 1, 2011, as amended (Registration No. 333-176604), with respect to our offering of Units, both under the heading "Risk Factors."  All information in this release is as of November 7, 2011. The Company does not undertake a duty to update forward-looking statements, including its projected operating results.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein  770-818-4147
Executive Vice President
Email: lsilverstein@pacapts.com